Exhibit 5.1

May 1, 2020

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re: Waitr Holdings Inc. At-the-Market Offering of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Waitr Holdings Inc., a Delaware corporation (the “Company”), in connection with an “at-the-market” offering by the Company of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $30,000,000, pursuant to an Amended and Restated Open Market Sale Agreement, dated May 1, 2020 (the “Open Market Sale Agreement”), by and between the Company and Jefferies LLC, as sales agent and/or principal (the “Agent”). This opinion letter is being furnished to you at the request of the Company pursuant to Section 4(n) of the Open Market Sale Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Open Market Sale Agreement.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)     the registration statement on Form S-3 (File No. 333-230721) (the “Registration Statement”), including the documents incorporated by reference therein and the information deemed to be part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), in the form filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 4, 2019;

(ii)     the base prospectus dated April 26, 2019 (together with the documents incorporated by reference therein, the “Base Prospectus”), in the form contained in the Registration Statement;

(iii) the prospectus supplement, dated May 1, 2020 (together with the Base Prospectus, the “Prospectus”), relating to the offer and sale of the Shares, in the form in which it was filed with the Commission on May 1, 2020 pursuant to Rule 424(b) under the Securities Act;

(iv)    the Third Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the “Certificate”);

(vii)     the Second Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws” and together with the Certificate, the “Governing Documents”);

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(viii) the written consent of the Board of Directors of the Company and the resolutions of the Pricing Committee of the Board of Directors of the Company relating to, among other things, the offer and sale of the Shares by the Company;

(ix)    an executed copy of the Open Market Sale Agreement;

(x)    copies of the agreements listed in Exhibit A hereto (the “Specified Agreements”); and

(xi)    a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company dated as of May 1, 2020 (the “Good Standing Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other agreements, documents, instruments, certificates and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinions expressed below, we have, with your consent, assumed the legal capacity of all natural persons signing documents and that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, we have, with your consent, in each case with respect to the factual matters set forth therein, assumed and relied upon the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, confirmations, schedules and exhibits contained in the Open Market Sale Agreement.

In making our examination of documents executed by parties, we have assumed that: (1) such parties (other than the Company) are duly organized, validly existing and in good standing under the laws of all jurisdictions where they were organized and where they are conducting their businesses or otherwise required to be so qualified; (2) such parties (other than the Company) have full power and authority to execute, deliver and perform their respective obligations under such documents; (3) all such documents have been duly authorized by such parties (other than the Company); (4) all such documents have been duly executed and delivered by such parties (other than the Company); and (5) such documents constitute the valid and binding obligation of each such party thereto (other than the Company) enforceable against each such party in accordance with their terms.

As to any facts material to the opinions and beliefs expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Whenever in this opinion letter we indicate that the existence or absence of facts is based on our knowledge or awareness, we are referring solely to the actual present knowledge of

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the Winston & Strawn LLP attorneys who have represented or are representing the Company in connection with the transactions contemplated by the Open Market Sale Agreement. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices), and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

Based upon the foregoing and subject to the qualifications, limitations and comments stated herein, we are of the opinion that:

1.    The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power to own or lease its property and to conduct its business as described in the Registration Statement and the Prospectus.

2.    The Shares to be issued and sold by the Company pursuant to the Open Market Sale Agreement have been duly authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Open Market Sale Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive rights that may arise from the Governing Documents.

3.    The Shares, when issued and delivered, will conform as to legal matters, in all material respects, to the description thereof contained in each of the Registration Statement and the Prospectus, except that we express no opinion as to the actual number of shares of Common Stock outstanding as of a particular date.

4.    The Open Market Sale Agreement has been duly authorized, executed and delivered by the Company.

5.    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated by the Open Market Sale Agreement, other than such as have been obtained or made under (i) the Securities Act, (ii) the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agent, (iii) the rules of the Financial Industry Regulatory Authority or (iv) the rules of the Nasdaq Stock Market LLC.

6.    Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, the Open Market Sale Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or constitute a breach or default under: (i) any statute, law, rule, regulation, judgment, order or decree known to us of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any of its subsidiaries; (ii) those orders and decrees identified on Exhibit B attached hereto; (iii) the Governing Documents; or (iv) any of the Specified Agreements (provided, however, that we express no opinion with respect to any violation or default (A) not readily ascertainable from the

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face of any such order, decree or agreement, (B) arising under or based upon any cross-default provision insofar as it relates to a violation of or default under an agreement not identified in Exhibit A attached hereto or (C) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation). For purposes of the opinion set forth in this paragraph 6, we have assumed without investigation, with respect to any of the Specified Agreements that purport to be governed by the laws of any jurisdiction other than the State of New York, that the laws of such jurisdictions are substantively identical to the laws of the State of New York in all respects. We express no opinion on the effect, if any, that any differences between the laws of such other jurisdictions may have on such Specified Agreements.

7.    The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best of our knowledge, threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act has been made in the manner and within the time period required by Rule 424(b).

8.    The Registration Statement (except for the financial statements, including the notes and schedules thereto, and other financial, accounting and statistical data included therein or omitted therefrom, as to which we do not express any belief) as of the date on which the Registration Statement originally became effective under the Securities Act, and together with the Prospectus, as of each “new effective date” with respect to the Shares pursuant to and within the meaning of Rule 430B(f)(2) under the Securities Act, appears to have complied, the Prospectus (except for the financial statements, including the notes and schedules thereto, and other financial, accounting and statistical data included therein or omitted therefrom, as to which we do not express any belief), as of the date thereof, appears to have complied, and as of the date hereof, appears to comply, in each case as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that we express no opinion or assurance as to the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified in paragraph 3 above); and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (except for the financial statements, including the notes and schedules thereto, and other financial, accounting and statistical data included therein or omitted therefrom, as to which we do not express any belief), as of their respective dates of filing with the Commission, appear on their face to have complied as to form, in all material respects, with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

In connection with the preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with representatives of the Company, representatives of its independent accountants, and with your representatives and counsel at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although we did not independently verify such information and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified

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in paragraph 3 above), on the basis of the foregoing, no facts have come to our attention that cause us to believe that (i) the Registration Statement, as of its most recent effective date, including the information deemed to be a part of the Registration Statement pursuant to Rule 430 under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in the case of each of clauses (i) and (ii) above, the financial statements, including the notes and schedules thereto, and other financial, accounting and statistical data included therein or omitted therefrom, as to which we do not express any belief).

Our opinions herein with respect to the valid existence and good standing of the Company are based solely on the Good Standing Certificate and are given as of the date thereof. For purposes of our opinion in the first sentence of paragraph 7 above, we have, with your consent, relied solely upon information on the Commission’s website as of the date hereof.

The opinions expressed herein are based upon and are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America (the “Specified Law”), and we express no opinion with respect to the laws of any other state, jurisdiction or political subdivision. We express no opinion as to, and the term Specified Law does not include: (i) federal securities or antifraud law, rules or regulations; (ii) state securities, or “blue sky,” or antifraud laws, rules or regulations; (iii) the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision, or local authority of any jurisdiction; or (iv) the rules or regulations of the Financial Industry Regulatory Authority or any stock exchange. The opinions expressed herein that are based on the laws of the State of New York and the federal laws of the United States of America are limited to the laws generally applicable in transactions of the type covered by the Open Market Sale Agreement.

Our opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion letter is being delivered solely for your benefit in connection with your purchase of the Shares. No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any addressee hereof or other person or entity except for the Company. Notwithstanding the foregoing, the opinions expressed in paragraphs 1 and 2 hereof may be relied upon by Continental Stock Transfer & Trust Company in its capacity as the transfer agent for the Company. In permitting reliance hereon by any person or entity other than the Company, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Winston & Strawn LLP

EXHIBIT A

Specified Agreements

1.	Convertible Promissory Note, dated August 21, 2018, issued to Fertitta Entertainment, Inc.

2.	Commitment Letter, dated as of October 2, 2018, by and among the Company, Landcadia Merger Sub, Inc. and Luxor Capital Group, LP

3.	Commitment Letter, dated as of December 11, 2018, by and among Luxor Capital Group, LP, the Company and Waitr Inc.

4.

Credit and Guaranty Agreement, dated as of November 15, 2018, by and among Waitr Inc., as Borrower, Waitr Intermediate Holdings, LLC, certain subsidiaries of Waitr Inc., as Guarantors, various lenders and Luxor Capital Group, LP, as Administrative Agent, Collateral Agent and Lead Arranger

5.

Amendment No. 1 to Credit and Guaranty Agreement, dated as of January 17, 2019, by and among Waitr Inc., as Borrower, Waitr Intermediate Holdings, LLC, the various lenders and Luxor Capital Group, LP, as Administrative Agent and Collateral Agent

6.

Pledge and Security Agreement, dated as of November 15, 2018, by and among Waitr Inc., Waitr Intermediate Holdings, LLC and certain subsidiaries of Waitr Inc., as Grantors, and Luxor Capital Group, LP, as Collateral Agent

7.	Credit Agreement, dated November 15, 2018, by and among the Company, as Borrower, various lenders and Luxor Capital Group, LP, as Administrative Agent and Lead Arranger

8.	Amendment No. 1 to Credit Agreement, dated as of January 17, 2019, by and among the Company, as Borrower, the lenders party thereto and Luxor Capital Group, LP, as Administrative Agent

9.	Form of Convertible Promissory Note

10.	Form of Amended and Restated Registration Rights Agreement, dated as of November 15, 2018, by and among the Company and the parties listed on the signature pages thereto.

11.	Registration Rights Agreement, dated November 15, 2018, by and among the Company and the parties listed on the signature pages thereto

12.	Form of Registration Rights Agreement by and among the Company and the parties listed on the signature pages thereto

13.	Form of Lockup Agreement, dated November 15, 2018, by and among the Company and the parties listed on the signature pages thereto

14.	Form of Lockup Agreement, dated January 17, 2019, by and among the Company and the parties listed on the signature pages thereto

15.

Letter Agreement, dated November 15, 2018, by and among the Company, Luxor Capital Group, LP, Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP.

16.

Letter Agreement, dated May 25, 2016, by and among the Company, Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal, Nicholas Daraviras, Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) and Fertitta Entertainment, Inc.

17.	Letter Agreement, dated May 25, 2016, by and among the Company and Mark Kelly

18.	Letter Agreement, dated August 23, 2016, by and between the Company and G. Michael Stevens

19.	Letter Agreement, dated May 8, 2017, by and between the Company and Michael S. Chadwick

20.

Amendment to Letter Agreement, dated as of May 31, 2018, by and among the Company, Jefferies Financial Group Inc., Fertitta Entertainment, Inc., Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal and Nicholas Daraviras

21.	Amendment to Letter Agreement, dated as of May 31, 2018, by and between the Company and Mark Kelly

22.	Amendment to Letter Agreement, dated as of June 11, 2018, by and between the Company and G. Michael Stevens

23.	Amendment to Letter Agreement, dated as of June 11, 2018, by and between the Company and Michael S. Chadwick

Exhibit B

Orders and Decrees

None.